FIRST AMENDMENT TO EQUIPMENT LEASE AGREEMENT

This FIRST AMENDMENT TO EQUIPMENT LEASE AGREEMENT (this “Amendment”) is dated as of June 30, 2011, and is entered into by and between GK FINANCING, LLC, a California limited liability company (“GKF”), and SOUTHERN BAPTIST HOSPITAL OF FLORIDA, INC., a Florida not for profit corporation d/b/a Baptist Medical Center (“Hospital”), with reference to the following facts:

Recitals:

A.           GKF and Hospital are parties to a certain Equipment Lease Agreement dated July 11, 2002 (the “Lease”), pursuant to which Hospital leases a Leksell Stereotactic Gamma Unit from GKF.

B.           The parties desire to amend the Lease as set forth herein, pursuant to which (i) the Term of the Lease shall be extended to accommodate the performance of additional Gamma Knife procedures through July 29, 2011; and (ii) the removal of the Equipment from the Site shall be scheduled for October 2011.

NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement:

1.           Defined Terms.  Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Lease.

2.           Extension of Lease Term.  The Term of the Lease (which originally expired on May 2, 2011) is hereby extended through July 29, 2011 (the “Extended Term”).  No Gamma Knife procedures will be performed by Hospital using the Equipment after July 29, 2011.

3.           Lease Payments; Collections Run-Out Period.  During the Extended Term, Hospital shall continue to pay Lease Payments to GKF for each and every Gamma Knife procedure performed (utilizing the Equipment) during the Extended Term, and shall continue to use diligent efforts to submit claims for reimbursement and collect on such amounts, all as set forth in Section 8 of the Lease.  Following the expiration of the Extended Term, Hospital shall, by the thirtieth (30th) day of each month commencing August 30, 2011 through and including September 30, 2012 (the “Collections Run-Out Period”), continue to remit to GKF the aggregate Lease Payment(s) pertaining to Technical Component Collections (for Gamma Knife procedures utilizing the Equipment) received during the Collections Run-Out Period.

4.           Removal of Equipment.  Pursuant to Section 22 of the Lease (Removal of Equipment), the Equipment will be removed by GKF from the Site during October 2011, and GKF will coordinate such removal with Hospital administrative staff.  During the period commencing from the expiration of the Extended Term to the date on which the Equipment is removed from the Site, GKF shall continue to pay rent to Hospital for the space occupied by the Equipment, which rent shall be in the amount of Two Thousand Seventy-Seven Dollars ($2,077) per month.

5.           Full Force and Effect.  Except as amended by this Amendment, all of the terms and provisions of the Lease shall remain in full force and effect.  To the extent any of the terms of the Lease conflict with the terms of this Amendment, the terms and provisions of this Amendment shall prevail and control.

6.           Miscellaneous.  This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute the same instrument.  The captions and paragraph headings used herein are for convenience only and shall not be used in construing or interpreting this Amendment.  This Amendment together with the Exhibits attached hereto constitutes the full and complete agreement and understanding between the parties hereto concerning the subject matter hereof and shall supersede any and all prior written and oral agreements with regard to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

GKF:		Hospital:

GK FINANCING, LLC		SOUTHERN BAPTIST HOSPITAL OF
FLORIDA, INC. d/b/a Baptist Medical Center

By:	/s/Ernest A. Bates, M.D.
	Ernest A. Bates, M.D.	By:	/s/Joseph M. Mitrick, FACHE
Policy Committee Member
		Name:	Joseph M. Mitrick, FACHE

		Title:	Senior Vice President